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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
INTAC International, Inc.:

        We consent to the use of our report dated April 10, 2002, with respect to the consolidated balance sheet of INTAC International, Inc. as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the period from January 3, 2001 (date of inception) to December 31, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Dallas, Texas
June 23, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS